UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 21, 2007
ENZON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-12957	22-2372868

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Identification No.)

685 Route 202/206, Bridgewater, New Jersey		08807

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (908) 541-8600

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-3.01: AMENDMENT TO THE AMENDED AND RESTATED BY-LAWS

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On November 21, 2007, the Board of Directors of Enzon Pharmaceuticals, Inc. (the “Company”) amended the Company’s Amended and Restated By-Laws to permit the issuance and transfer of the Company’s shares in uncertificated form if so authorized by resolution of the Company’s Board of Directors. The amendment, effective November 21, 2007, was adopted in response to new rules issued by The NASDAQ Stock Market (“NASDAQ”) that require NASDAQ-listed companies to be eligible for a Direct Registration Program. A Direct Registration Program permits an investor’s ownership to be recorded and maintained on the books of the issuer or the transfer agent without the issuance of a physical stock certificate. The Company believes the adoption of this amendment permits its securities to be eligible for such a program. The foregoing is qualified in its entirety by the amendment to the Company’s Amended and Restated By-Laws, which is attached as Exhibit 3.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit Number	Description
3.01	Amendment to the Amended and Restated By-Laws of Enzon Pharmaceuticals, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 26, 2007

By:	/s/ Craig A. Tooman

Craig A. Tooman
Executive Vice President, Finance and Chief Financial Officer